UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2012

HALCON RESOURCES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-50682	20-0700684
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Louisiana, Suite 6700 Houston, Texas		77002
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (832) 663-2000

RAM Energy Resources, Inc.

5100 E. Skelly Drive, Suite 650

Tulsa, OK 74135

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note: As previously disclosed in the Current Report on Form 8-K filed on February 9, 2012 (the “Original 8-K”) Halcon Resources Corporation, f/k/a RAM Energy Resources, Inc. (the “Company”), consummated and closed on February 8, 2012 the transactions contemplated under a Securities Purchase Agreement between the Company and Halcon Resources, LLC (“Halcon LLC”). Pursuant to the terms of the Securities Purchase Agreement, the Company issued 220 million shares of common stock (the “Shares”), representing approximately 74% of the Company’s outstanding common stock, an 8% senior convertible promissory note due 2017 in the principal amount of $275 million (the “Note”), and five-year warrants to purchase up to an additional 110 million shares of the Company’s common stock at an exercise price of $1.50 per share (the “Warrants”), in exchange for $550 million in cash from Halcon LLC. After giving effect to the one-for-three reverse stock split effective as of February 10, 2012, the number of Shares was proportionately reduced to approximately 73.3 million shares of common stock, the number of shares of common stock for which the Warrant is exercisable was proportionately reduced to approximately 36.7 million shares of common stock, and the exercise price of the Warrant and the conversion price of the Note were proportionately increased to $4.50 per share.

The Company hereby files this amendment to the Original 8-K (i) to include disclosure under Item 2.01, (ii) to add a paragraph under Item 5.02 regarding an amendment to the Company’s Change in Control Separation Benefit Plan, and (iii) to furnish under Item 9.01 unaudited pro forma consolidated financial information to reflect the effects of the transactions contemplated under the Securities Purchase Agreement and the one-for-three reverse stock split. The disclosure contained under Items 1.01, 1.02, 2.03, 3.02, 3.03, 5.01, 5.02, 5.03 and 9.01 in the Original 8-K is not affected by this Current Report on Form 8-K/A.

Item 2.01 Completion of Acquisition or Disposition of Assets.

As a result of the issuance of the Shares pursuant to transactions contemplated in the Securities Purchase Agreement, Halcon LLC owns approximately 74% of the Company’s outstanding common stock. To the extent applicable, the disclosure in Item 1.01 of the Original 8-K is incorporated herein by reference. Pro forma financial statements giving effect to such transactions and the one-for-three reverse stock split are attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 7, 2012, the board of directors of the Company amended the Company’s Change in Control Separation Benefit Plan (the “Change in Control Plan”) to allow for termination of the Change of Control Plan immediately prior to the closing of the transactions contemplated in the Securities Purchase Agreement on February 8, 2012. The board of directors then terminated the Change in Control Plan and the plan participants received the amounts owing under the Change in Control Plan, as disclosed in the information statement filed with the U.S. Securities and Exchange Commission on January 18, 2012.

Item 9.01 Financial Statements and Exhibits.

(b)	Pro Forma Financial Information.

The following Unaudited Pro Forma Consolidated Financial Statements required pursuant to Item 9.01(b) of Form 8-K are included as Exhibit 99.1 hereto and are incorporated herein by reference.

(i)	Unaudited Pro Forma Consolidated Balance Sheet as of September 30, 2011; and

(ii)	Unaudited Pro Forma Consolidated Statements of Operations for the year ended December 31, 2010 and the nine months ended September 30, 2011.

(d)	Exhibits. The following exhibits are filed as part of this Current Report on Form 8-K/A:

Exhibit No.	Description

99.1	Unaudited pro forma consolidated balance sheet of Halcon Resources Corporation as of September 30, 2011, and the related unaudited pro forma consolidated statements of operations for the year ended December 31, 2010 and the nine months ended September 30, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 14, 2012

HALCON RESOURCES CORPORATION.

By:	/s/ Mark J. Mize
Name:	Mark J. Mize
Title:	Executive Vice President and Chief Financial Officer